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                                                                Exhibit 99.1


REPUBLIC INDUSTRIES, INC.


                                                200 East Las Olas Boulevard

                                                Suite 1400

                                                Fort Lauderdale, Florida 33301

                                                954-627-6000

                                                954-779-3884 FAX


FOR IMMEDIATE RELEASE                           CONTACT: J. RONALD CASTELL
- ---------------------                                  (305) 627-6000


                    REPUBLIC INDUSTRIES OFFICER RESIGNS

    Ft. Lauderdale, Florida (May 9, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) today announced that Gregory K. Fairbanks, Executive Vice President and Chief Financial Officer, citing personal reasons, has submitted his resignation.

    "Greg has been instrumental in the formation of the new Republic Industries and his contributions have been significant in helping to lead the Company through the first stage of its growth plan," said Republic Chairman and Chief Executive Officer, H. Wayne Huizenga. "We will miss Greg, but respect his decision. We appreciate his willingness to remain with the Company through the first of July to assist us in making an orderly transition of his responsibilities," Huizenga added.